EXHIBIT 99.1


                         Confidential


                       FOR:                      TRIMBLE NAVIGATION LIMITED

                       APPROVED BY:

                       CONTACT:                  Investor Relations
                                                 Brian Siegel
                                                 (408) 481-6914
                                                 investor_relations@trimble.com

                                 Media
                                                 Lea Ann McNabb
                                                 (408) 481-7808
                                                 leaann_mcnabb@trimble.com

                                                 The Ruth Group
                                                 David Pasquale
                                                 (646) 536-7006



        Trimble Completes $26.75 Million Private Equity Placement


SUNNYVALE, Calif., Dec. 21, 2001 - Trimble (Nasdaq: TRMB) today announced that it has completed a private placement of 1,783,337 shares of its common stock at a price of $15.00 per share to certain qualified investors. Additionally, Trimble has granted these investors five-year warrants to purchase an additional 356,670 shares of common stock, subject to certain adjustments, at an exercise price of $19.475 per share. Trimble plans to use the net proceeds from this transaction to pay down a portion of its outstanding debt. Salomon Smith Barney served as financial advisor to Trimble.

"Over the past year, we have made significant progress towards reducing our overall costs to remain profitable in an uncertain economic environment," said Mary Ellen Genovese, vice president and CFO of Trimble. "By completing this transaction, we are complementing our ongoing cost cutting initiatives and increasing our financial flexibility. This will allow us to more aggressively pursue opportunities that we believe will drive our growth over the next several years."

From a financial perspective, Trimble expects this transaction will save approximately $2.0 million in interest expense during fiscal 2002. In addition to this transaction, the company said it also retired approximately $29 million of bank debt during its fourth fiscal quarter through normal operating initiatives.

The securities sold in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the absence of an effective registration statement or exemption from registration requirements. The Company expects to file a registration statement with the Securities and Exchange Commission for purposes of registering the resale of the shares of common stock issued to the investors in the private placement.

About Trimble

Trimble is a leading innovator of Global Positioning System (GPS) technology. In addition to providing advanced GPS components, Trimble augments GPS with other positioning technologies, as well as wireless communications and software, to create complete customer solutions. Trimble's worldwide presence and unique capabilities position the Company for growth in emerging applications including surveying, automobile navigation, machine guidance, asset tracking, wireless platforms, and telecommunications infrastructure. Founded in 1978 and headquartered in Sunnyvale, Calif., Trimble has more than 2,000 employees in more than 20 countries worldwide.

For an interactive look at Company news and products, visit Trimble's Web site at http://www.trimble.com

Certain statements made in this press release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These forward looking statements are subject to change, and actual results may differ from those set forth in this press release due to certain risks and uncertainties, including overall economic trends affecting the end markets that we serve, changes in interest rates and financial markets, market acceptance of new product offerings and continued demand for existing products. Among other things, these results or expectations may not continue beyond the current quarter due to seasonal and economic trends and additional competitive issues that may have an adverse effect on the ongoing positioning and growth of the Company. These and other risks are detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10-K.